EXHIBIT 3.1C


                                               State of Delaware
                                               Secretary of State
                                            Division of Corporations
                                         Delivered 04:41 PM 10/23/2003
                                           FILED 04:41 PM 10/23/2003
                                          SRV 030682549 - 3046613 FILE



                           CERTIFICATE OF ELIMINATION

                                       OF

                8% SERIES A CUMULATIVE CONVERTIBLE PARTICIPATING
                            PREFERRED STOCK DUE 2007

                                       OF

                               INFOCROSSING, INC.

                       (Pursuant to Section 151(g) of the
                        Delaware General Corporation Law)

                  Infocrossing, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Company"), does hereby certify that the following resolutions respecting 8% Series A Cumulative Convertible Participating Preferred Stock due 2007 (the "Preferred Stock") were duly adopted by the Company's Board of Directors (the Recapitalization, as defined in such board resolutions, having closed on October 21, 2003):

                           RESOLVED, that following the consummation of the
                  Recapitalization, no shares of the Preferred Stock will be outstanding and that no shares of the Preferred Stock will be issued subject to the certificate of designations previously filed with respect to the Preferred Stock; and

                           RESOLVED FURTHER, that the officers of the Company
                  are directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 151(g) of the Delaware General Corporation Law setting forth these resolutions in order to eliminate from the Company's certificate of incorporation all matters set forth in the certificate of designations with respect to the Preferred Stock.

                  IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be signed by its duly authorized officer this 23rd day of October, 2003.
                                                     INFOCROSSING, INC.


                                        By:                  /s/
                                                --------------------------------
                                                Name: Nicholas J, Letizia
                                                Title: Secretary

                                    DELAWARE
                                    --------
                                The First State
                                                                          PAGE 1


          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "INFOCROSSING, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF OCTOBER, A.D. 2003, AT 4:41 O'CLOCK P.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.













                                     [SEAL]                  /s/
                                                 ------------------------------
                                                 Harriet Smith Windsor,
                                                 Secretary of State

        3046613    8100                       AUTHENTICATION:  2710153
        030682549                                       DATE:  10/24/03